UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2011 (December 8, 2011)

BLUE COAT SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-28139	91-1715963
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

420 North Mary Avenue, Sunnyvale, California		94085
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, including area code: (408) 220-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 8, 2011, Blue Coat Systems, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Project Barbour Holdings Corporation, a newly formed Delaware corporation (“Parent”), and Project Barbour Merger Corp., a newly formed Delaware corporation and wholly-owned subsidiary of Parent (“Merger Subsidiary”), providing for the merger (the “Merger”) of Merger Subsidiary with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Parent. Parent and Merger Subsidiary are controlled affiliates of Thoma Bravo, LLC the “Sponsor” and its co-investors.

At the effective time of the Merger, each share of Company common stock outstanding immediately prior to the effective time (other than shares held by (i) Parent, Merger Subsidiary, any other subsidiary of Parent or any subsidiary of the Company or (ii) persons who properly exercise appraisal rights under Delaware law) will be cancelled and converted into the right to receive $25.81 in cash, without interest (the “Merger Consideration”). Each Company warrant will be cancelled and converted into the right to receive, in respect of each share of Company common stock that would be obtainable upon exercise of such Company warrant, $5.05 in cash, without interest (the “Warrant Consideration”).

Consummation of the Merger is subject to customary conditions, including without limitation: (i) the affirmative vote of the holders of a majority of the votes entitled to be cast at a meeting of shareholders held for the purpose of approving the Merger Agreement (the “Shareholder Approval”), (ii) the expiration or early termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and all actions or filings pursuant to similar non-U.S. competition, merger control, or antitrust laws required to permit the consummation of the Merger having been taken, made or obtained, and (iii) the absence of any law, injunction, judgment or ruling making illegal or prohibiting the consummation of the Merger or enjoining the Company, Parent or Merger Subsidiary from consummating the Merger. Moreover, each party’s obligation to consummate the Merger is subject to certain other conditions, including without limitation: (a) the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject, in most cases, to material adverse effect qualifiers) and (b) the other party’s performance in all material respects of all obligations to be performed by it under the Merger Agreement. In addition, Parent’s and Merger Subsidiary’s obligation to consummate the Merger is subject to certain other conditions, including the absence of any event, occurrence or development of a state of circumstances or facts that has had and continues to have or would reasonably be expected to have a Material Adverse Effect (as defined in the Merger Agreement) on the Company since the date of the Merger Agreement.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including without limitation covenants regarding: (i) the conduct of the business of the Company prior to the consummation of the Merger, (ii) the calling and holding of a meeting of the Company’s shareholders for the purpose of obtaining the Shareholder Approval and (iii) the use of reasonable best efforts to cause the Merger to be consummated.

The Merger Agreement obliges the Company to abide by customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide non-public information to and enter into discussions or negotiations with third parties regarding alternative acquisition proposals. Notwithstanding this obligation, prior to the receipt of the Shareholder Approval, the Company may under certain circumstances furnish information to and engage in discussions or negotiations with third parties with respect to unsolicited alternative acquisition proposals that the Company’s Board of Directors reasonably believes could lead to a Superior Proposal. A “Superior Proposal” is a written acquisition proposal for at least a majority of the outstanding shares of Company common stock or all or substantially all of the consolidated assets of the Company on terms that the Company Board has determined in good faith, after taking into consideration all relevant factors, are more favorable to the Company’s shareholders than the Merger.

The Merger Agreement contains certain termination rights for the Company and Parent. Upon termination of the Merger Agreement under specified circumstances, the Company will be required to pay Parent a termination fee of $39 million. The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $73 million under specified circumstances. Each party also has certain specific performance rights as set forth in the Merger Agreement.

Parent and Merger Subsidiary have obtained equity and debt financing commitments for the transaction contemplated by the Merger Agreement. The Sponsor and certain co-investors have committed to capitalize Parent, at or prior to the closing of the Merger, with an aggregate equity contribution in an amount up to approximately $514 million on the terms and subject to the conditions set forth in the equity commitment letters entered into by investment funds affiliated with the Sponsor and the co-investors in connection with the Merger (the “Equity Commitment Letters”). The Sponsor and one of the co-investors have also provided the Company with limited guarantees in favor of the Company guaranteeing the payment of the reverse termination fee that may be payable by Parent under certain termination events pursuant to the Merger Agreement.

Jefferies Finance LLC (“Jefferies”) has committed to provide a senior secured financing facility in the maximum aggregate amount of $465 million (the “Financing Facility”) on the terms and subject to the conditions set forth in a debt commitment letter (the “Debt Commitment Letter”). The Financing Facility will consist of (i) a revolving credit facility of up to $50 million and (ii) a term loan facility of $415 million. The obligation of Jefferies to provide debt financing under the Debt Commitment Letter is subject to a number of conditions, including without limitation (a) a condition that, since October 31, 2011, there has been no occurrence of a Company Material Adverse Effect (as defined within the Debt Commitment Letter); (b) execution and delivery of appropriate legal loan documentation consistent with the terms and conditions of the Debt Commitment Letter; (c) a condition that Jefferies shall have been granted a perfected, first priority security interest in certain collateral specified in the Debt Commitment Letter, and the Company’s existing debt shall be terminated and all liens or security interests related thereto shall have been terminated or released, other than existing indebtedness acceptable to Jefferies; (d) payment of applicable fees and expenses; (e) receipt by the Merger Subsidiary of the equity commitments pursuant to the Equity Commitment Letters; (f) the absence of any amendments, supplements or waivers to the Merger Agreement that are materially adverse to Jefferies and consummation of the Merger in accordance with the Merger Agreement; (g) receipt of certain financial information of the Company; (h) the accuracy of certain specified representations and warranties in the Merger Agreement or made pursuant to the Debt Commitment Letter; (i) delivery of certain customary closing documents (including a solvency certificate), (j) the absence of defaults or events of default under the Financing Facility at closing, and (k) the expiration of a period of fifteen business days during which Jefferies may syndicate the Financing Facility. The commitment by Jefferies to provide the Financing Facility will expire upon the earliest of (x) the termination of the Merger Agreement in accordance with its terms, (y) the closing of the Merger without the use of the Financing Facility and (z) April 6, 2012.

The representations and warranties of the Company contained in the Merger Agreement have been made solely for the benefit of Parent and Merger Subsidiary. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) have been qualified by certain disclosures made to Parent and Merger Subsidiary not reflected in the text of the Merger Agreement, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the Company or its business. Investors should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, proxy statements and other documents that the Company files with the Securities and Exchange Commission (the “SEC”).

Information regarding the solicitation of proxies

In connection with the proposed transaction, Blue Coat will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the Company in advance of the special meeting. Shareholders of Blue Coat are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Blue Coat and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and any other relevant documents filed by Blue Coat with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by Blue Coat by contacting Blue Coat Investor Relations by e-mail at jane.underwood@bluecoat.com or by phone at 408-541-3015.

Blue Coat and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Blue Coat shareholders in respect of the proposed transaction. Information about the directors and executive officers of Blue Coat and their respective interests in Blue Coat by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available. Each of these documents is, or will be, available for free at the SEC’s Web site at www.sec.gov and at the Blue Coat Investor Relations Web site at: www.bluecoat.com/company/corporate-investor.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following documents are furnished herewith as exhibits to this report:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 8, 2011, among Blue Coat Systems, Inc., Project Barbour Holdings Corporation and Project Barbour Merger Corp.

99.1	News Release dated December 9, 2011 issued by Blue Coat Systems, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE COAT SYSTEMS, INC.

Date: December 9, 2011	By:	/s/ Gordon C. Brooks
Gordon C. Brooks Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 8, 2011, among Blue Coat Systems, Inc., Project Barbour Holdings Corporation and Project Barbour Merger Corp.

99.1	News Release dated December 9, 2011 issued by Blue Coat Systems, Inc.

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